Exhibit 99

                                                                                                                March 19, 2002

RGC International Investors, LDC

c/o Rose Glen Capital Management, L.P.

3 Bala Plaza East

Suite 200

251 St. Asaphs Road

Bala Cynwyd, PA  19004

ATTN:  Kevin Gale

Dear Mr. Gale:

                This letter will evidence our agreement concerning the separate stock purchase warrants issued to you by Spherix Incorporated (formerly, Biospherics Incorporated) dated March 31, 1999 (the “March Warrant”) and May 18, 1999 (the “May Warrant”).  All undefined capitalized terms contained herein shall have the same meaning as set forth in the March Warrant.

                We have agreed to amend the Exercise Price of the March Warrant from $8.00 to $6.50 on the condition that you immediately exercise the 250,000 shares exercisable under the March Warrant as well as the 325,000 shares remaining exercisable under the May Warrant.  Accordingly, if by 5:00 p.m. (EST) on Thursday, March 21, 2002, we receive from you (i) properly executed exercise forms for the March Warrant and the May Warrant, (ii) the original March Warrant and the May Warrant and (iii) a wire transfer or bank check for $3,705,162.50, the Exercise Price of the March Warrant shall be deemed amended to $6.50 and we shall promptly instruct our transfer agent to issue to you a certificate for 575,000 shares of Spherix Incorporated common stock via electronic transfer pursuant to DWAC.

                If we have not received the foregoing by the stated times, the provisions of this letter will be null and void.

                                                                                                                Sincerely,

                                                                                                                Richard C. Levin

                                                                                                                Chief Financial Officer and Vice President

                                                                                                                  for Administration

______________________________

Rose Glen Capital Management, L.P.

Wayne D. Bloch

Managing Director